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                                                                       EXHIBIT 5

                                  [LETTERHEAD]
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
           OFFICE OF THE VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                             ARMONK, NEW YORK 10504

                                  January 21, 2003

    Ladies & Gentlemen:

    As Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation (the "Company") and an attorney duly admitted to practice in the State of New York, I am giving this opinion in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") of senior or subordinated debt securities of the Company, to be issued under an Indenture dated as of October 1, 1993, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995 (the "Senior Indenture"), between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank (National Association) (the "Senior Trustee") or an Indenture (the Subordinated Indenture") to be entered into between the Company and a Trustee (the "Subordinated Trustee"), preferred stock (the "Preferred Stock") of the Company, depositary shares (the "Depositary Shares") of the Company representing a fractional interest in a share of Preferred Stock, capital stock (the "Capital Stock") of the Company and/or warrants to purchase Debt Securities, Preferred Stock or Capital Stock (the "Warrants") of the Company (the Debt Securities, Preferred Stock, Depositary Shares, Capital Stock and Warrants are collectively referred to herein as the "Securities").

    I, working together with competent members of my legal staff acting under my direct supervision and control, have examined the Certificate of Incorporation of the Company, as amended; the By-laws of the Company, the Senior Indenture; and the forms of Subordinated Indenture and Deposit Agreement (the "Deposit Agreement") filed as Exhibits to the Registration Statement. In addition, I am familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company.

    Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;
(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement, Pricing Supplement or term sheet will have been prepared and file with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, I am of the opinion that:

        (1) the Company has been duly incorporated and is a validly existing corporation under the laws of the State of New York.

        (2) with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior
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    Indenture, as applicable, (C) the Senior Indenture or Subordinated
    Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (3) with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Amendment relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of New York, and
    (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or
    (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

        (4) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of New York, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

        (5) with respect to shares of Capital Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Capital Stock and related matters and
    (B) certificates representing the shares of Capital Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Capital Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such

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    Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Capital Stock), then the shares of Capital Stock will be validly issued, fully paid and nonassessable; and

        (6) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

    I understand that I may be referred to, as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Depositary Shares, Capital Stock or Warrants on behalf of the Company, in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and I hereby consent to such use of my name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto.

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                                                         Very truly yours,

                                                                    /s/ DANIEL E. O'DONNELL
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                                                                      Daniel E. O'Donnell
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